Exhibit 10.27

EXECUTION VERSION

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

dated as of May 27, 2009

among

APRIA HEALTHCARE GROUP INC.,

BANC OF AMERICA BRIDGE LLC,

as Bridge Loan Agent,

BANK OF AMERICA, N.A.,

as Collateral Agent, and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

TABLE OF CONTENTS*

*	The Table of Contents is not a part of the Intercreditor and Collateral Agency Agreement.

- i -

Table of Contents (cont.)

Exhibit A	—	Form of Joinder Agreement

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INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This Intercreditor and Collateral Agency Agreement (this “Agreement”) is entered into as of May 27, 2009 among APRIA HEALTHCARE GROUP INC., a Delaware corporation (the “Company”), BANC OF AMERICA BRIDGE LLC, as Administrative Agent for the Bridge Lenders under the Bridge Credit Agreement (each as defined below) (together with its successor or successors in such capacity, the “Bridge Loan Agent”), BANK OF AMERICA, N.A., as Collateral Agent (“Bank of America” and, together with its successor or successors in such capacity, the “Collateral Agent”), and U.S. Bank National Association, as Trustee for the Noteholders under the Indenture (each as defined below) (together with its successor or successors in such capacity, the “Trustee”).

The Company is a party to that certain Senior Secured Bridge Credit Agreement, dated as of October 28, 2008 (as amended, restated, supplemented or modified from time to time and including any one or more agreements or indentures extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of the Company under such Senior Secured Bridge Credit Agreement or any successor agreement, agreements, indenture or indentures, as the case may be, the “Bridge Credit Agreement”) among the Company and the other Loan Parties, the Bridge Loan Agent and the other lenders (the “Bridge Lenders”) and agents from time to time parties thereto, pursuant to which the Company borrowed bridge loans, that (subject to the Bridge Credit Agreement) may convert into rollover loans (such bridge loans and rollover loans (if any) collectively, the “Bridge Loans”).

The Company is issuing 11.25% Senior Secured Notes due 2014 (Series A-1) (together with any Exchange Notes (as defined in the Indenture) with respect thereto the “Series A-1 Senior Secured Notes”) and may in the future issue Senior Secured Notes due 2014 (Series A-2) (together with any Exchange Notes with respect thereto, the “Series A-2 Senior Secured Notes” and, together with the Series A-1 Senior Secured Notes, the “Initial Senior Secured Notes”) pursuant to an Indenture, dated as of the date hereof (as amended, restated, supplemented or modified from time to time and including any one or more indentures or agreements extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of the Company under such Indenture or any successor indenture, indentures, agreement or agreements, as the case may be, the “Indenture”) among the Company, the Subsidiary Guarantors (as defined below), the Trustee and the other agents from time to time party thereto, the proceeds of which shall be used to repay the Bridge Loans.

The obligations of the Company under and in respect of the Bridge Loans and the Senior Secured Notes (as defined below) are and will be, as the case may be, and in respect of certain other Finance Obligations (as defined below) may be guaranteed by certain material direct and indirect wholly-owned domestic subsidiaries of the Company (the “Subsidiary Guarantors”). The Company and the Subsidiary Guarantors are herein referred to individually as a “Loan Party” and, collectively, as the “Loan Parties.” The obligations of the Company and the other Loan Parties in respect of the Bridge Loans and the Senior Secured Notes and, as the case may be, the other Finance Obligations are and will be secured by a security interest in the Collateral (as defined below).

Without providing any commitments to any Loan Party as to the funding of future indebtedness, the Indenture and the Bridge Credit Agreement permit the Company and other Loan Parties from time to time to incur indebtedness which they are otherwise permitted to incur under the Indenture and the Bridge Credit Agreement, including but not limited to (i) indebtedness in the form of additional senior secured notes issued under the Indenture, which shall be issued either as additional Series A-1 Senior Secured Notes or as additional Series A-2 Senior Secured Notes (such notes together with any Exchange Notes with respect thereto being herein collectively referred to herein as the “Additional Senior

Secured Notes” and, together with the Initial Senior Secured Notes, the “Senior Secured Notes”; the Series A-1 Senior Secured Notes and any Additional Senior Secured Notes issued as Series A-1 Senior Secured Notes are referred to herein as “Series A-1 Notes” and the Series A-2 Senior Secured Notes and any Additional Senior Secured Notes issued as Series A-2 Senior Secured Notes are referred to herein as “Series A-2 Notes”) and (ii) indebtedness in the form of Additional Secured Debt (as defined below), and, in each case, to secure such additional Term Debt Obligations (as defined below) equally and ratably with the other Finance Obligations; provided that the issuance of any Additional Senior Secured Notes and Additional Secured Debt is subject to the limitations set forth in the Indenture and the Bridge Credit Agreement, respectively.

This Agreement sets forth the terms on which the Collateral Agent has undertaken to accept, hold and enforce the security interests described above and all related rights, interests and powers as agent for, and for the benefit exclusively of, the present and future holders of the Bridge Loans, the Senior Secured Notes, Swap Creditors (as defined below) and Additional Secured Debt Holders and describes the relative rights and obligations of the Bridge Loan Agent on behalf of the Bridge Lenders, the Trustee on behalf of the Noteholders, the Swap Representative (as defined below) on behalf of one or more Swap Creditors and the Additional Secured Debt Representative on behalf of the Additional Secured Debt Holders with respect to the Collateral.

Accordingly, in consideration of the mutual agreements set forth herein, the Company, the Bridge Loan Agent, the Collateral Agent and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms defined in the introductory paragraphs hereof have the respective meanings provided for therein. In addition, as used in this Agreement, the following terms have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Additional Secured Debt” means any additional obligations which satisfy all of the conditions set forth in clauses (i), (ii) and (iii): (i) such obligations are incurred by the Company in compliance with the Indenture, the Bridge Credit Agreement and any other Additional Secured Debt Agreement in an amount not to exceed $200,000,000; (ii) such obligations are secured in compliance with clauses (6) (to the extent such additional obligations are incurred pursuant to clause 12(b) of Section 4.09(b) of the Indenture) and/or (20) of the definition of “Permitted Liens” under and as defined in the Indenture; and (iii) such obligations are designated by the Company pursuant to Section 7.03(e) hereof as “Additional Secured Debt” hereunder.

“Additional Secured Debt Agreement” means any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation which constitutes Additional Secured Debt under this Intercreditor Agreement.

“Additional Secured Debt Documents” means any agreements, indentures, collateral documents and all other documents and instruments entered into in connection with any Additional Secured Debt, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“Additional Secured Debt Holders” means the holders from time to time of the the Additional Senior Secured Debt.

“Additional Secured Debt Representative” means any Person designated by the Company pursuant to Section 7.03(e) as an “Additional Secured Debt Representative” for any Additional Secured Debt, and any successor Additional Secured Debt Representative appointed under the Additional Secured Debt Documents for such Additional Secured Debt.

“Aggregate Voting Credit” means at any date the sum of:

(i) the aggregate outstanding principal amount of the Bridge Loans; plus

(ii) the aggregate outstanding principal amount of the Senior Secured Notes; plus

(iii) solely for purposes of (x) determining the Directing Creditors entitled to give instructions to the Collateral Agent pursuant to Section 3.07 and Section 5.01 hereof and (y) voting on matters contained in Section 3.02(b) and Section 4.05 hereof, the aggregate outstanding principal amount of any Additional Secured Debt;

outstanding at such time; provided that after the date on which all Term Debt Obligations have been paid in full and all commitments (if any) with respect thereto have been terminated, the “Aggregate Voting Credit” means the aggregate amount of all Swap Obligations (valued at their then Swap Termination Value) of all Loan Parties permitted under the Indenture and the Bridge Credit Agreement owed or owing to one or more Swap Creditors. Bridge Lenders, Noteholders or Swap Creditors that are Affiliates of the Company or any of its Subsidiaries and any Senior Secured Notes, Bridge Loans or Swap Obligations held by any such Bridge Lender, Noteholder or Swap Creditor shall not be included in the determination of the Aggregate Voting Credit. For purposes of the definition of “Directing Creditors,” the Aggregate Voting Credit shall include only those Credit Classes otherwise entitled to be included therein that are affected by an event or circumstance that gave rise to the action of such Directing Creditors. Furthermore, without limiting the generality of the provisions of the foregoing definition, for the avoidance of doubt, under no circumstances the Additional Debt Holders shall be included in the Aggregate Voting Credit or Directing Creditors for purposes of any amendments and waivers of the Finance Documents under Section 3.06 hereof.

“Agreement” means this Intercreditor and Collateral Agency Agreement, as amended, modified or supplemented from time to time.

“Bridge Loan Documents” means the Bridge Credit Agreement, any promissory notes, the Collateral Documents and other documents entered into in connection therewith and as may be designated “Loan Documents” in the Bridge Credit Agreement, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Collateral” means all of the property which is subject or is purported to be subject to the Liens granted by the Collateral Documents.

“Collateral Agent” means Bank of America, N.A., as collateral agent, and its successor or successors in such capacity.

“Collateral Documents” means, collectively, this Agreement, the Security Agreement, any mortgage or deed of trust and all other pledges, agreements, financing statements, filings or other documents that grant or evidence the Lien in the Collateral in favor of the Collateral Agent for the benefit of the Finance Parties, as they may be amended from time to time.

“Credit Class” means (i) the Bridge Lenders, (ii) the Series A-1 Noteholders (as defined below), (iii) the Series A-2 Noteholders (as defined below), (iv) the Additional Secured Debt Holders or (v) the Swap Creditors, as the context may require.

“Creditor” means any Bridge Lender, Noteholder, Additional Secured Debt Holder and Swap Creditor, and “Creditors” means two or more of them, collectively.

“Current Market Price” has the meaning set forth in Section 4.05(g)(1).

“Debtor Relief Laws” means Title 11, United States Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”), or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Directing Creditors” means (i) with respect to any matters described in Section 3.07, at any time Creditors holding more than 25% of the then outstanding Aggregate Voting Credit (including, without limitation, Noteholders providing consents obtained in connection with a tender offer or exchange offer for, or purchase of, Senior Secured Notes) and (ii) with respect to any other matters, at any time Creditors holding more than 50% of the then outstanding Aggregate Voting Credit (including, without limitation, Noteholders providing consents obtained in connection with a tender offer or exchange offer for, or purchase of, Senior Secured Notes).

“equally and ratably” means, in reference to sharing of any Liens or proceeds thereof as among the Credit Classes, that such Liens or proceeds shall be allocated and distributed to the Bridge Loan Agent for the account of the Bridge Lenders, to the Trustee for the account of the Series A-1 Noteholders, to the Trustee for the account of the Series A-2 Noteholders, to the respective Additional Secured Debt Representative for the account of any Additional Secured Debt Holder and to the Swap Representative for the account of the Swap Creditors on a pro-rata basis, as provided in the definition of “pro-rata basis” and in Section 4.05 (it being understood that nothing in this definition is intended to modify the order of priorities specified in Section 4.05).

“Event of Default” means an “Event of Default” as defined in any of (i) the Bridge Credit Agreement, (ii) the Indenture or (iii) an Additional Secured Debt Agreement.

“Exceptional Decisions” has the meaning set forth in Section 3.02.

“Finance Document” means each Note Document, each Swap Agreement between one or more Loan Parties and a Swap Creditor evidencing Swap Obligations permitted under the Indenture and the Bridge Credit Agreement, each Bridge Loan Document, each Additional Secured Debt Document and this Agreement, and “Finance Documents” means any two or more of them, collectively; provided that, for purposes of Section 3.06, the term “Finance Documents” shall not include Additional Secured Debt Documents.

“Finance Obligations” means:

(i) all Term Debt Obligations; and

(ii) all Swap Obligations of all Loan Parties permitted under the Indenture and the Bridge Credit Agreement owed or owing to one or more Swap Creditors;

in each case whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together in each case with all renewals, modifications, refinancings, replacements, consolidations or extensions thereof.

“Finance Party” means any of the Collateral Agent, the Bridge Loan Agent, any Bridge Lender, the Trustee, any Noteholder, any Additional Secured Debt Representative, any Additional Secured Debt Holder, any Swap Creditor and any Indemnitee and “Finance Parties” means two or more of them collectively.

“Independent Financial Expert” has the meaning set forth in Section 4.05(g)(2).

“Insolvency Proceeding” means (i) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any Loan Party, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, with respect to any Loan Party or with respect to any of their respective assets, (iii) any liquidation, dissolution, reorganization or winding up of any Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy and (iv) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Loan Party.

“Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement, dated as of October 28, 2008, among Bank of America, N.A., as collateral agent for the Revolving Facility Secured Parties referred to therein (in such capacity, the “Revolving Credit Collateral Agent”), Bank of America, N.A. as collateral agent for the Term Debt Secured Parties referred to therein, Sky Acquisition LLC, Sky Merger Sub Corporation, the Company and the subsidiaries of the Company named therein (as amended, restated, supplemented or modified from time to time).

“Joinder” has the meaning set forth in Section 7.03(d).

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Marketable Security” has the meaning set forth in Section 4.05(g)(1).

“Non-Cash Property” has the meaning set forth in Section 4.05(g).

“Note Documents” means the Indenture, the Senior Secured Notes and the Registration Rights Agreements (as defined in the Bridge Loan Agreement and the Indenture) related thereto and the Collateral Documents, in each case including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Senior Secured Notes, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“Noteholders” means the holders from time to time of the Senior Secured Notes and consists of (i) the holders from time to time of the Series A-1 Notes (the “Series A-1 Noteholders”) and (ii) the holders from time to time of the Series A-2 Notes (the
“Series A-2 Noteholders”).

“Notice of Acceleration” has the meaning set forth in Section 4.02.

“Notice of Consent” has the meaning set forth in Section 3.06(d).

“Notice of Exercise of Remedies” has the meaning set forth in Section 3.07(b).

“Officer’s Certificate” has the meaning set forth in Section 5.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Proceeds” has the meaning specified for such term in the Uniform Commercial Code as in effect from time to time in the State of New York.

“pro-rata” means at any date, as among the Bridge Lenders, the Series A-1 Noteholders, the Series A-2 Noteholders, the Additional Secured Debt Holders and the Swap Creditors, in proportion to the then aggregate outstanding amounts of (i) the principal outstanding under any Bridge Loans, (ii) principal outstanding under the Series A-1 Notes, (iii) principal outstanding under the Series A-2 Notes, (iv) principal outstanding under any Additional Secured Debt, and (v) Swap Obligations (valued at the then Swap Termination Value of all related Swap Agreements) (it being understood that nothing in this definition is intended to modify the order of priorities specified in Section 4.05).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer or secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Security Agreement” means the Security Agreement dated as of October 28, 2008 hereto among the Loan Parties and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Series A-1 Notes” has the meaning set forth in the preamble to this Agreement.

“Series A-1 Senior Secured Notes” has the meaning set forth in the preamble to this Agreement.

“Series A-2 Creditor” means any Bridge Lender, Series A-2 Noteholder and Swap Creditor, and “Series A-2 Creditors” means two or more of them, collectively.

“Series A-2 Debt” means any Finance Obligation owed to a Series A-2 Creditor on account of the Bridge Loans, Series A-2 Notes and Swap Obligations.

“Series A-2 Notes” has the meaning set forth in the preamble to this Agreement.

“Series A-2 Senior Secured Notes” has the meaning set forth in the preamble to this Agreement.

“Sharing Confirmation” means, as to any Swap Agreement, the written agreement of the related Swap Creditor as set forth in such Swap Agreement, for the enforceable benefit of the Collateral Agent, Bridge Loan Agent, Additional Secured Debt Representative and the Trustee, that: (i) all Finance Obligations shall be and are secured equally and ratably by all Liens at any time granted by the Loan Parties to secure any Finance Obligations, whether or not upon property otherwise constituting Collateral; (ii) all such Liens shall be enforceable by the Collateral Agent for all holders of Finance Obligations equally and ratably (subject to Section 4.05); (iii) such Swap Creditor (and the Swap Representative appointed thereby) consents to and will be bound by the provisions of this Agreement relating to the order of application of proceeds from enforcement of the Collateral Agent’s Liens upon the Collateral; (iv) such Swap Creditor (and the Swap Representative appointed thereby) consents to and directs the Collateral Agent to perform its obligations under this Agreement; (v) such Swap Creditor agrees to appoint or consent to the appointment of a single Swap Representative for all Swap Creditors from time to time outstanding selected by the holders of more than 50% of the aggregate Swap Obligations (valued at their then Swap Termination Values) at the time such Swap Representative is selected and (vi) such Swap Creditor will notify the Swap Representative if an Early Termination Date (a “Swap Termination Date”) occurs under one or more of its Swap Agreements or Swap Obligations resulting from (A) any event of default under such Swap Agreement or Swap Obligation as to which any Loan Party is the Defaulting Party (as defined in such Swap Agreement or Swap Obligation) or (B) any Termination Event (as so defined) as to which any Loan Party is the Affected Party (as so defined).

“Subsidiary” has the meaning set forth in the Bridge Credit Agreement and the Indenture.

“Swap Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Creditor” means any Person from time to time party to one or more Swap Agreements with a Loan Party permitted by the Bridge Credit Agreement and the Indenture that constitutes a Secured Hedge Agreement under (and as defined in) the Bridge Credit Agreement or any Additional Secured Debt Agreement that has also executed a Sharing Confirmation, and its successors and assigns, and “Swap Creditors” means any two or more of such Swap Creditors, collectively.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Agreement that constitutes a Secured Hedge Agreement under (and as defined in) the Bridge Credit Agreement or any Additional Secured Debt Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under applicable law.

“Swap Representative” means, with respect to one or more Swap Creditors, its or their trustee, paying agent or other similar representative appointed pursuant to a Sharing Confirmation.

“Swap Termination Date” has the meaning set forth in the definition of “Sharing Confirmation” in this Section 1.01.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (i) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the Swap Creditors in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Swap Creditors.

“Term Debt Obligations” means, without duplication:

(i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Insolvency Proceeding with respect to any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) on any Bridge Loan, Senior Secured Note or Additional Secured Debt;

(ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by any Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Insolvency Proceeding with respect to any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to the Bridge Credit Agreement, the Bridge Loans, the Indenture, the Senior Secured Notes, any Additional Secured Debt Agreement, the Intercreditor Agreement or any Collateral Document;

(iii) all expenses of the Trustee, the Collateral Agent or the Bridge Loan Agent as to which one or more of such agents has a right to reimbursement under the Indenture, the Bridge Credit Agreement, any Additional Secured Debt Agreement or under any other similar provision of any Collateral Document or the Intercreditor Agreement, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or its security interest in the Collateral; and

(iv) all amounts now or hereafter payable by the Loan Parties and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any Insolvency Proceeding with respect to any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) on the part of such Loan Party pursuant to the Bridge Credit Agreement, the Bridge Loans, the Indenture, the Senior Secured Notes, any Additional Secured Debt Agreement, the

Intercreditor Agreement, any Collateral Document any Guarantee (as defined in the Bridge Credit Agreement and the Indenture) contained in the Bridge Credit Agreement, the Indenture;

together in each case with all renewals, modifications, refinancings, consolidations or extensions thereof.

“Third Independent Financial Expert” has the meaning set forth in Section 4.05(g)(5).

“Third Value Report” has the meaning set forth in Section 4.05(g)(5).

“Threshold Amount” means the lower of the Dollar amounts set forth in Section 8.01(a)(iv)(B) of the Bridge Credit Agreement and Section 6.01(a)(4)(b) of the Indenture.

“Trust Indenture Act” means Trust Indenture Act of 1939, as amended, and rules and regulations promulgated thereunder and interpretations thereof.

“Uniform Commercial Code” or “UCC” mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of a Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Value Report” has the meaning set forth in Section 4.05(g)(2).

Section 1.02 Rules of Interpretation. Terms defined in the introductory paragraphs hereof and the definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronouns shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless otherwise stated herein or the context shall otherwise require. Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II

OBLIGATIONS AND POWERS OF THE COLLATERAL AGENT

Section 2.01 Appointment of the Collateral Agent. The Collateral Agent is hereby appointed by the Bridge Loan Agent and the Trustee as collateral agent hereunder, and the Collateral Agent hereby agrees to act as Collateral Agent pursuant to the terms of this Agreement. Each of the Bridge Loan Agent on behalf of itself and the Bridge Lenders and the Trustee on behalf of itself and the Noteholders, hereby (i) confirms, approves and ratifies the Collateral Agent’s entry into the Security Agreement and any other Collateral Documents as have been entered into or otherwise effectuated until the date hereof and all actions that have been taken in connection therewith and (ii) directs the Collateral Agent to enter into such Collateral Documents as may be necessary or advisable to enter into on or after the date hereof.

Section 2.02 Actions under Collateral Documents. The Collateral Agent hereby irrevocably undertakes and agrees, on the terms and conditions set forth in this Agreement, to act as agent for the benefit exclusively of the present and future Bridge Lenders, Noteholders, Additional Secured Debt Holders, Swap Creditors and any other holders from time to time of the Finance Obligations and in such capacity to accept, hold, administer and enforce all collateral security at any time delivered to it by any Loan Party as security for the Finance Obligations and all rights, interests and powers at any time granted or enforceable in respect of such collateral security under the Collateral Documents or applicable law. Without limiting the generality of the foregoing, the Collateral Agent agrees that it will, as agent for the benefit exclusively of the present and future Bridge Lenders, Noteholders, Swap Creditors and the other holders from time to time of the Finance Obligations, but subject to the terms and conditions hereof:

(i) enter into the Collateral Documents, receive, hold, administer and enforce the security interests granted to it thereunder, perform its obligations thereunder and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it thereunder or pursuant thereto or in connection therewith;

(ii) comply with the obligations of the Collateral Agent as the Term Debt Collateral Agent under the Intercreditor Agreement (as defined therein),

(iii) take all lawful and commercially reasonable actions that it may deem necessary or advisable to protect or preserve its interest in the Collateral;

(iv) comply with all provisions of the Collateral Documents;

(v) deliver and receive notices pursuant to the Collateral Documents and this Agreement;

(vi) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral and its other interests, rights, powers and remedies;

(vii) remit to the Bridge Loan Agent, the Trustee, any Additional Secured Debt Representative and the Swap Representative as required by Section 4.07 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral or any of its other interests, rights, powers or remedies;

(viii) subject to Section 3.02 and Section 7.01(b), amend the Collateral Documents as from time to time authorized and directed by the Directing Creditors, and amend the Collateral Documents as required by Section 3.02(d); and

(ix) release any Lien granted to it by any Collateral Document upon any Collateral if and as required by Section 2.04 and Section 5.01.

The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations under, and to protect, perfect, exercise and enforce its interest, rights, powers and remedies, in each case under and pursuant to the Collateral Documents and applicable law and to act as set forth in this Article II or as requested in any lawful directions given to it from time to time in respect of any matter by the Directing Creditors.

The Loan Parties acknowledge and consent to the undertakings of the Collateral Agent set forth in this Article II, and agree to each of the other provisions of this Agreement applicable to them.

Section 2.03 Instructions of Directing Creditors. Subject to the terms and conditions of this Agreement, the Collateral Agent shall follow the instructions of the Directing Creditors from time to time conveyed to it by the representative or representatives of one or more Credit Classes pursuant to this Agreement, subject to and consistent with the Collateral Agent’s rights and obligations expressed in the Collateral Documents and in accordance with applicable law. The Bridge Lenders’ representative for purposes of delivering notices and instructions to the Collateral Agent shall be the Bridge Loan Agent, the Noteholders’ representative for purposes of delivering notices and instructions to the Collateral Agent shall be the Trustee, each Additional Secured Debt Holder’s representative for purposes of delivering notices and instructions to the Collateral Agent shall be the applicable Additional Secured Debt Representative and each Swap Creditor’s representative for purposes of delivering notices and instructions to the Collateral Agent shall be the Swap Representative. The Collateral Agent shall disregard notices and instructions from any other Person in respect of the applicable Credit Class. No direction given to the Collateral Agent (whether given by the Directing Creditors through the representative or representatives of the applicable Credit Classes or by the Bridge Loan Agent, the Trustee, any Additional Secured Debt Representative or the Swap Representative or otherwise by any Person) which imposes, or purports to impose, upon the Collateral Agent any obligation not set forth in this Agreement or any other Collateral Document shall be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept direction (i) pursuant to the instructions of the Directing Creditors or (ii) from the Bridge Loan Agent or the Trustee or any Additional Secured Debt Representative and, after the date on which all Term Debt Obligations have been paid in full and all commitments (if any) with respect thereto have been terminated, the Swap Representative, as required or permitted by the Bridge Loan, the Indenture, any Additional Secured Debt Agreement and the Swap Agreements. No instruction of the Directing Creditors shall be effective to impose any obligation or liability upon the Bridge Loan Agent, the Trustee or the Swap Representative, as applicable, unless it is a signatory party thereto.

Section 2.04 Certain Actions under the Collateral Documents and Intercreditor Agreement. Without limiting the provisions of Section 2.02, the Collateral Agent is hereby authorized and directed, and agrees for the benefit of the Loan Parties, without notice to or consent from any Creditor: (i) to release (upon receipt of a written certification of a Responsible Officer of the Company that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) one or more Loan Parties from their obligations under, and the Liens of, the Collateral Documents, and to release the Collateral or any portion thereof, as required by Section 8.13 of the Security Agreement and Section 2.05 of the Intercreditor Agreement or any other pertinent provision of any Finance Document; (ii) to receive or execute perfection certificates, control agreements and other Loan Party deliverables as contemplated by the Collateral Documents; and (iii) to deliver such instruments as may be required from time to time to enable each Loan Party to exercise the voting and other rights which it is entitled to exercise under Section 2.06(a) of the Security Agreement.

Section 2.05 Other Actions by the Collateral Agent. The Collateral Agent shall provide the Bridge Loan Agent, the Trustee, each Additional Secured Debt Representative and the Swap Representative requesting the same with a copy of all notices received from the Loan Parties under the Collateral Documents and from the Revolving Credit Collateral Agent under the Intercreditor Agreement (as defined therein). The Collateral Agent shall timely file Uniform Commercial Code continuation statements to continue the perfection of the security interests under the Collateral Documents. During any period when the Collateral Agent is exercising remedies against any Loan Party or the Collateral, the Collateral Agent shall furnish the Bridge Loan Agent, the Trustee, each Additional Secured Debt Representative and the Swap Representative requesting the same with reports of its activities in connection therewith upon the occurrence of significant events and upon the request of the Bridge Loan Agent, the Trustee or the Swap Representative.

Section 2.06 Nature of Duties. Except to the extent otherwise provided in Section 2.05, the duties of the Collateral Agent hereunder and under the Collateral Documents shall be ministerial and administrative in nature. The Collateral Agent shall not have by reason of this Agreement or the Collateral Documents a fiduciary or trust relationship with respect to the Bridge Loan Agent, any Bridge Lender, the Trustee, any Noteholder, any Additional Secured Debt Representative, any Additional Secured Debt Holder, the Swap Representative, any Swap Creditor or any other holder from time to time of Finance Obligations, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to imply such obligations or impose, upon the Collateral Agent, any obligations whatsoever arising under this Agreement, the Bridge Credit Agreement, the Indenture, any Additional Secured Debt Agreement, any Swap Agreement, any Collateral Document or the Intercreditor Agreement, except as expressly set forth herein or in the Collateral Documents or the Intercreditor Agreement. For the limited purpose of holding and distributing or applying Proceeds of Collateral and Cash Equivalents (as defined in the Bridge Credit Agreement and the Indenture), the Collateral Agent shall hold such Proceeds and Cash Equivalents in trust for the benefit of the Bridge Loan Agent, the Trustee, any Additional Secured Debt Representative and the Swap Representative in accordance with their rights and priorities provided for herein.

Section 2.07 No Obligations Imposed. None of the Bridge Loan Agent, the Trustee, the Additional Secured Debt Representatives, the Swap Representative, any Creditor or any other holder of Finance Obligations shall have: (i) except in connection with the instructions of the Directing Creditors to which it is a signatory party, any responsibility or duty whatsoever in respect of the Collateral or the Collateral Documents or any other interest, right, power or remedy granted to or enforceable by the Collateral Agent, it being understood and agreed by the Collateral Agent and by each Loan Party that, except in connection with the instructions of the Directing Creditors to which it is a signatory party, only the Collateral Agent shall be bound by, or liable for breach of, the obligations of the Collateral Agent set forth in or arising under the Collateral Documents, including all obligations imposed by law upon a secured party relating to the protection, maintenance, release or enforcement of any security interest in any Collateral or any other interest, right, power or remedy of the Collateral Agent; or (ii) except in connection with the instructions of the Directing Creditors to which it is a signatory party, any liability whatsoever for any act or omission of the Collateral Agent, whether or not constituting a breach of its undertaking and obligations under this Agreement or otherwise constituting wrongful conduct.

Section 2.08 Inspection. The Collateral Agent will permit the Bridge Loan Agent, the Trustee, the Additional Secured Debt Representatives, the Swap Representative or any Bridge Lender, Noteholder or Swap Creditor at any time or from time to time, during normal business hours, to inspect and copy any and all Collateral Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

ARTICLE III

ACTIONS BY CREDITORS; VOTING

Section 3.01 Directing Creditors Defined. Except with respect to Exceptional Decisions as defined in Section 3.02 and except as otherwise set forth in Section 3.06, all instructions to the Collateral Agent (including, without limitation, delivery of a notice of foreclosure, foreclosure and appointment of a receiver), shall be given by the Directing Creditors to the Collateral Agent through their applicable representatives. For purposes of calculation of the Directing Creditors, any Credit Class at the time comprising part of the Aggregate Voting Credit may, by the requisite vote of its Credit Class, delegate instructional authority to any subset of such Credit Class, in which event the Persons having been granted such instructional authority shall be deemed to represent 100% of the members of their respective Credit Class. Any such delegation of authority may be rescinded at any time by the requisite vote of the applicable Credit Class.

Section 3.02 Exceptional Decisions. Certain circumstances set forth in Section 3.02(b) and (c) shall call for “Exceptional Decisions”, as such term is used herein, and instruction to the Collateral Agent in connection with such circumstances shall be effected as provided below:

(a) Amendment of Collateral Documents. The Collateral Agent shall not agree to any amendment of the Collateral Documents (other than this Agreement) except upon instructions given by the Directing Creditors in accordance with Section 3.01; provided that no agreement of any Creditor or notice of the concurrence of any Credit Class shall be required for (A) any amendment, modification or supplement to such Collateral Documents (1) to cure any ambiguity, typographical error, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Credit Class or (2) pursuant to clause (x) of the first proviso to the first paragraph of Section 10.01 of the Bridge Credit Agreement, or Section 9.01 of the Indenture or (B) such amendments to financing statements or such other Collateral Documents as are necessary for the Collateral Agent to comply with Section 2.02(iii); and, provided, further, that (i) any amendment to the provisions of this Agreement shall be governed by Section 3.02(b); (ii) any amendment to the provisions of the Collateral Documents that releases any Collateral shall be governed by Section 3.02(c); and (iii) certain other amendments to the provisions of the Collateral Documents shall be governed by Section 3.02(d).

(b) Amendment of this Agreement. The Collateral Agent shall not agree to any amendment of this Agreement except upon instructions by the representative of each Credit Class affected thereby and at the time comprising part of the Aggregate Voting Credit of the concurrence of such Credit Class, determined by the applicable vote solely within such Credit Class in accordance with Section 10.01(y)(ix) of the Bridge Credit Agreement or the first paragraph of Section 9.02 of the Indenture, as the case may be, or any equivalent provision of any Additional Secured Debt Agreement; provided that no agreement of any Creditor nor notice of the concurrence of any Credit Class shall be required for any amendment, modification or supplement to this Agreement (x) to cure any ambiguity, typographical error, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Credit Class or (y) pursuant to clause (x) of the first proviso to the first paragraph of Section 10.01 of the Bridge Credit Agreement or Section 9.01 of the Indenture; and, provided, further, that any amendment to the definitions of “Aggregate Voting Credit” and “Directing Creditors” and any amendment to Sections 3.01, 3.02, 4.06, 4.07 and 7.01 will require notice to the Collateral Agent by the representative of each Credit Class at the time comprising part of the Aggregate Voting Credit of the concurrence of such Credit Class, determined by the applicable vote solely within such Credit Class.

(c) Release of All or Substantially All Collateral. The Collateral Agent shall not release all or substantially all Collateral from the lien and security interests created by the Collateral Documents except as expressly provided therein (including, without limitation, Section 8.13 of the Security Agreement), or in Article V hereof or except upon notice to the Collateral Agent by the representative of each Credit Class at the time comprising part of the Aggregate Voting Credit of the concurrence of such Credit Class, determined by the applicable vote solely within such Credit Class in accordance with Section 10.01(y)(vii) of the Bridge Credit Agreement or Section 9.02(xi) of the Indenture or any equivalent provision of any Additional Secured Debt Agreement.

(d) Other Amendments to Collateral Documents. Subject to Section 7.01(b), the Collateral Agent agrees for the benefit of the Loan Parties that it shall execute any amendment, modification or supplement to any Collateral Document approved in accordance with Article IX of the Indenture and Section 10.01 of the Bridge Credit Agreement.

Section 3.03 Certificates of the Bridge Loan Agent, the Trustee, any Additional Secured Debt Representative and the Swap Representative. Concurrently with any calculation of Directing Creditors or any Exceptional Decision requiring the concurrence of all Credit Classes then comprising part of the Aggregate Voting Credit, the Bridge Loan Agent, the Trustee, each Additional Secured Debt Representative and, following the payment in full of all Term Debt Obligations, the Swap Representative shall certify to the Collateral Agent (i) the aggregate principal amount of the Aggregate Voting Credit held by the Bridge Lenders, the Noteholders, the Additional Debt Holders or the Swap Creditors, as the case may be, and (ii) the votes cast by the members of the applicable Credit Class.

Section 3.04 Calculations Binding. All calculations regarding satisfaction of compliance with the definition of the Directing Creditors shall be made by the Collateral Agent upon receipt of and in exclusive reliance upon the certificates described in Section 3.03, and shall be binding upon each Credit Class.

Section 3.05 Directing Creditors Held Harmless. In considering how to pursue creditor remedies against any Loan Party or against the Collateral and before initiating any such creditor remedies, the Directing Creditors (or any other requisite percentage of a Credit Class having an instructional authority pursuant to this Agreement or any other Term Loan Document) shall first determine whether any proposed creditor remedies or other actions create a risk that the remaining interests of the Bridge Lenders, the Noteholders, the Additional Secured Debt Holders or the Swap Creditors (including, without limitation, the right to seek a deficiency judgment against the Loan Parties or the right to pursue other collateral) will be impaired or prejudiced. To the greatest extent possible, all instructions given or actions taken concerning the exercise of creditor remedies or other actions under this Agreement shall attempt to maximize the return for all Creditors and attempt to minimize (to the greatest extent possible) the risk that the rights and interests of some of the Creditors (including, without limitation, the ability to seek and enforce a deficiency judgment against any Loan Party or the right to pursue other collateral) may be diminished or impaired following the exercise of such creditor remedies or actions. Each Creditor agrees that it shall not provide or cause or vote to be provided any instruction to the Collateral Agent which would cause or result in disproportionate prejudice or impairment to the other Creditors hereunder, except in situations where such Creditor is a part of a Credit Class allowed to vote separately from other Credit Classes, in which case it shall not provide or cause or vote to be provided any instruction to the Collateral Agent which would cause or result in disproportionate prejudice or impairment to the other Creditors belonging to its Credit Class. However, subject to the previous sentence, the Directing Creditors shall be entitled to provide any instruction and take any action which they in good faith believe is in the interest of, the Bridge Lenders, the Noteholders and the Additional Secured Debt Holders.

Section 3.06 Amendments and Waivers to Finance Documents.

(a) Notices of Amendments. The Bridge Loan Agent shall notify each of the Trustee and the Collateral Agent if it receives notice of a proposed amendment of any provision or waiver of an Event of Default under the Bridge Loan Documents. The Trustee shall notify each of the Bridge Loan Agent and the Collateral Agent if it receives notice of a proposed amendment or waiver of an Event of Default under the Note Documents. The Additional Secured Debt Representatives shall notify the Collateral Agent if it receives notice of a proposed amendment or waiver of an Event of Default under any Additional Secured Debt Agreement.

(b) Amendment of Bridge Loan Documents. The Bridge Loan Agent shall not agree to any amendment of any provision or waiver of any Event of Default under the Bridge Loan Documents unless it shall have received a Notice of Consent of the Directing Creditors in accordance with Section 3.06(e), provided that no agreement of the Directing Creditors or notice of the concurrence of any Credit Class other than the Bridge Lenders shall be required for any amendment pursuant to clause (y) of the proviso to the first paragraph of Section 10.01 of the Bridge Credit Agreement; and, provided, further, that no Notice of Consent of any Credit Class shall be required for any amendment pursuant to clause (x) of the proviso to the first paragraph of Section 10.01 of the Bridge Credit Agreement.

(c) Amendment of Note Documents. The Trustee shall not agree to any amendment of or waiver of any Event of Default under the Note Documents unless it shall have received a Notice of Consent of the Directing Creditors in accordance with Section 3.06(e), provided that no agreement of the Directing Creditors or notice of the concurrence of any Credit Class other than the Noteholders shall be required for any amendment pursuant to clauses (1) through (12) of the fifth paragraph of Section 9.02 and pursuant to clauses (1) and (2) of Section 9.03 of the Indenture; and, provided, further, that no Notice of Consent of any Credit Class shall be required for any amendment pursuant to Section 9.01 of the Indenture.

(d) Determination of Directing Creditors. The Collateral Agent shall determine whether the Directing Creditors shall have approved or denied any amendment to or waiver of an Event of Default under any Finance Document. Any calculation of Directing Creditors for purposes of any amendment to or waiver of an Event of Default under a Finance Document, in accordance with this Section 3.06, shall be made by the Collateral Agent upon receipt of and in exclusive reliance upon the certificates described in Section 3.03, and shall be binding on each Credit Class. Upon the calculation of Directing Creditors, the Collateral Agent shall notify each of the Bridge Loan Agent and the Trustee and each Additional Secured Debt Representative whether the Directing Creditors approved (such notification, a “Notice of Consent”) or denied the proposed amendment to or waiver of an Event of Default under the applicable Finance Document. Upon receipt of such notice, the Bridge Loan Agent or the Trustee, as applicable, having delivered notice of the proposed amendment or waiver under the applicable Finance Document, shall be permitted to take such action as is required to effect such amendment or waiver of Event of Default in accordance with the applicable Finance Document.

Section 3.07 Events of Default under the Finance Documents.

(a) Notices of Events of Default. The Bridge Loan Agent shall notify the Collateral Agent (with a copy to the Trustee and the Additional Secured Debt Representatives) if an Event of Default has occurred under the Bridge Credit Agreement of which it has actual knowledge and of the forbearance, waiver or other termination, if any, of such Event of Default. The Trustee shall notify the Collateral Agent (with a copy to the Bridge Loan Agent and the Additional Secured Debt Representatives) if an Event of Default has occurred under the Indenture of which it has actual knowledge and of the forbearance, waiver or other termination, if any, of such Event of Default. Each Additional Secured Debt Representative shall notify the Collateral Agent (with a copy to the Bridge Loan Agent and the Trustee) if an Event of Default has occurred under an Additional Secured Debt Agreement of which it has actual knowledge and of the forebearance, waiver or other termination, if any, of such Event of Default. The Swap Representative shall notify the Collateral Agent (with a copy to the Bridge Loan Agent, the Trustee and the Additional Secured Debt Representatives) if it receives notice from one or more Swap Creditors that one or more Swap Termination Dates or Termination Events have occurred and of the forbearance, waiver or other termination, if any, of such Swap Termination Date or Termination Event.

(b) Exercise of Remedies upon Event of Default. None of the Bridge Loan Agent or the Trustee or any Additional Secured Debt Representative shall, upon the occurrence of an Event of Default under the applicable Finance Document, exercise any remedies against the Collateral, unless it shall have received a Notice of Exercise of Remedies from the Collateral Agent confirming that the Directing Creditors consent to such exercise of such remedies. The Collateral Agent shall determine whether the Directing Creditors shall have approved such exercise of such remedies. Any calculation of Directing Creditors for purposes of this Section 3.07(b), shall be made by the Collateral Agent upon receipt of and in exclusive reliance upon the certificates described in Section 3.03, and shall be binding on each Credit Class. Upon the calculation of Directing Creditors, the Collateral Agent shall notify (such notification, a “Notice of Exercise of Remedies”) each of the Bridge Loan Agent, the Trustee and each Additional Secured Debt Representative whether the Directing Creditors approved a Notice of Exercise of Remedies or denied the proposed exercise of such remedies. Upon receipt of such Notice of Exercise of Remedies, the Bridge Loan Agent, the Trustee or any Additional Secured Debt Representative, as applicable, hereby authorize the Collateral Agent to take such action as is required or permitted by such Notice of Exercise of Remedies to give effect thereto in accordance with this Agreement and applicable Finance Documents. Nothing contained herein shall affect the rights of any holders of any Term Debt Obligations and their respective representatives to accelerate the applicable Term Debt Obligations under their respective Finance Documents.

ARTICLE IV

EXERCISE OF REMEDIES; APPLICATION OF COLLATERAL PROCEEDS

Section 4.01 General Limitation on Exercise of Remedies. None of the Bridge Loan Agent, the Trustee, any Additional Secured Debt Representative or the Swap Representative shall be entitled to exercise any remedies directly under the Collateral Documents, but only by providing instructions to the Collateral Agent in accordance with this Agreement.

Section 4.02 Notices of Acceleration. If (i) an Event of Default occurs and any Term Debt Obligations are, subject to Section 3.07 of this Agreement, accelerated or (ii) one or more Swap Termination Dates occur and the aggregate Swap Termination Value under the applicable Swap Agreement as to which such Swap Termination Dates have occurred owed by one or more Loan Parties as a result thereof is greater than the Threshold Amount, the Bridge Loan Agent, the Trustee, the Additional Secured Debt Representative and/or the Swap Representative, as the case may be, shall notify each other and the Collateral Agent of such acceleration or the occurrence of such Swap Termination Dates, as applicable, certifying: (i) that such acceleration or Swap Termination Dates has or have occurred and (ii) the principal, interest, fees and other amounts owed by the Loan Parties (such certification being herein referred to as a “Notice of Acceleration”).

Section 4.03 Remedies. Upon receipt by the Collateral Agent of a Notice of Acceleration from or on behalf of one or more Credit Classes, or upon receipt by the Collateral Agent of notice of the commencement by or against one or more Loan Parties of an Insolvency Proceeding and subject to the provisions of this Agreement, including Section 6.10, the Collateral Agent shall retain legal counsel acceptable to the Bridge Loan Agent, the Trustee, each Additional Secured Debt Representative and the Swap Representative, and shall exercise such remedies under the Collateral Documents as it shall be instructed by the Directing Creditors.

Section 4.04 No Inconsistent Actions. Each of the Bridge Loan Agent, the Trustee, each Additional Secured Debt Representative and the Swap Representative agree to take no action in an Insolvency Proceeding with respect to any Loan Party or the Collateral which is inconsistent with the terms of this Agreement.

Section 4.05 Application of Proceeds & Certain Other Intercreditor Arrangements.

(a) Priority. In the event of (i) the realization of Proceeds of any collection or disposition of Collateral pursuant to the exercise of remedies under the Collateral Documents, or (ii) receipt by the Collateral Agent otherwise of any amounts from the Company or any Guarantor following any acceleration of the obligations under the Senior Secured Notes, the Bridge Loans or any Additional Secured Debt or any bankruptcy or insolvency Event of Default (as defined in the Bridge Credit

Agreement or the Indenture or any Additional Secured Debt Agreement) with respect to the Company or Significant Subsidiary (as defined in the Bridge Agreement or the Indenture), in each case whether received from the proceeds of an asset sale, reorganization, liquidation, sale pursuant to Section 363 of the Bankruptcy Code, adequate protection payments or otherwise, the Collateral Agent shall distribute such Proceeds to the specified Persons in the following order of priority:

FIRST, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent, the Bridge Loan Agent, any Additional Secured Debt Representative or the Trustee in connection with any collection or sale or otherwise in connection with the Bridge Credit Agreement, the Indenture, any Additional Secured Debt Agreement or any Collateral Document or arrangement in connection therewith, including all court costs and the reasonable fees and expenses of their agents and legal counsel and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy under the Bridge Credit Agreement, the Indenture, any Additional Secured Debt Agreement or any Collateral Document or arrangement in connection therewith (and, if there shall be a shortfall in the amount available pursuant to this clause, to pay all amounts due under this clause on a pro rata basis taking into account all amounts due under this clause (including on account of fees, expenses or otherwise, as applicable);

SECOND, to the Series A-1 Noteholders and the Additional Secured Debt Holders, an amount equal to all Term Debt Obligations owing to them in respect of the Series A-1 Notes and the Additional Secured Debt, as applicable, on the date of any payment or other distribution or other receipt of Proceeds (other than any amounts calculated in respect of post-petition interest, including amounts payable as “adequate protection”) (and, if there shall be a shortfall in the amount available pursuant to this clause, to pay all amounts due under this clause on a pro rata basis taking into account all amounts due under this clause (including on account of principal, interest, fees, expenses or otherwise, as applicable));

THIRD, to the Series A-2 Creditors, an amount equal to all Finance Obligations owing to them in respect of the Series A-2 Debt on the date of any payment or other distribution or other receipt of Proceeds (other than any amounts calculated in respect of post-petition interest, including amounts payable as “adequate protection”) (and, if there shall be a shortfall in the amount available pursuant to this clause, to pay all amounts due under this clause in the order of priority specified below and, in the case of each subclause below, on a pro rata basis taking into account all amounts due under such subclause):

(i) first, to the payment of accrued and unpaid interest on the Series A-2 Debt that is otherwise entitled to be paid thereon under this clause THIRD;

(ii) second, to the payment of all other Term Debt Obligations owing to the Series A-2 Noteholders and Bridge Lenders (including on account of principal, fees, expenses or otherwise, as applicable) that are otherwise entitled to be paid thereon under this clause THIRD; and

(iii) third, to the payment of all other Finance Obligations owing to the Swap Creditors that constitute Series A-2 Debt (including on account of unpaid amounts, fees, expenses or otherwise, as applicable) that are otherwise entitled to be paid thereon under this clause THIRD;

FOURTH, to the Series A-1 Noteholders and the Additional Secured Debt Holders, an amount equal to the amount calculated as owing to them in respect of post-petition interest, calculated at the contract rate of interest (regardless of whether such amount is allowed or allowable as a claim) (and, if there shall be a shortfall in the amount available pursuant to this clause, to pay all amounts due under this clause on a pro rata basis taking into account all amounts due under this clause);

FIFTH, to the Series A-2 Creditors, an amount equal to the amount calculated as owing to them in respect of post-petition interest, calculated at the contract rate of interest (regardless of whether such amount is allowed or allowable as a claim) (and, if there shall be a shortfall in the amount available pursuant to this clause, to pay all amounts due under this clause on a pro rata basis taking into account all amounts due under this clause);

SIXTH, any surplus then remaining shall be paid to the Company or the applicable Guarantor or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided that any amount received constituting Revolving Facility Collateral (as defined in the Intercreditor Agreement) shall be applied in accordance with the provisions set forth in the Intercreditor Agreement.

(b) Distribution According to Priorities. No party hereto shall be entitled to a distribution on any lower priority pursuant to clauses FIRST through SIXTH above unless and until all higher priorities have been paid in full.

(c) Turn-over. The Bridge Loan Agent, each Additional Secured Debt Representative, each Swap Creditor and the Trustee on behalf of each current and future Noteholder agrees to turn over to the Collateral Agent any amounts on account of Finance Obligations received by them in contravention of this Section 4.05 to the extent necessary to effectuate the priority of payments set forth in Section 4.05(a) above, even if such turnover has the effect of reducing the claim or recovery of the Series A-2 Creditors.

(d) Single Class. The Bridge Loan Agent, the Trustee, each Additional Secured Debt Representative and the Collateral Agent agree (on behalf of the Noteholders, the Additional Secured Debt Holders and the Bridge Lenders which are deemed to agree) that (a) the grant of Liens pursuant to the Collateral Documents and any grant of Liens pursuant to any Additional Secured Debt Documents constitutes a single grant of Liens for the ratable benefit of the Series A-1 Noteholders, the Additional Secured Debt Holders and Series A-2 Creditors and (b) the Series A-1 Notes, the Additional Secured Debt and the Series A-2 Debt shall be classified as a single class of secured claims (or, if relevant, a single class of secured claims and a single class of unsecured claims) in any liquidation or plan of reorganization proposed or adopted in a bankruptcy, insolvency or liquidation case. To further effectuate the intent of the immediately preceding sentence, the Bridge Loan Agent, the Trustee, each Additional Secured Debt Representative and the Collateral Agent agree (on behalf of the Noteholders, the Additional Secured Debt Holders and the Bridge Lenders which are deemed to agree) that, if it is held that the claims of the Series A-1 Notes, the Additional Secured Debt and the Series A-2 Debt in respect of the Collateral constitute two classes of claims (rather than one class of secured claims or, if relevant, a single class of secured claims and a single class of unsecured claims), any distributions in respect of Collateral in any bankruptcy, insolvency or liquidation case that are made to any of them will be reallocated among the Series A-1 Noteholders, the Additional Secured Debt Holders and the Series A-2 Creditors as if there were a single class of secured claims (or, if relevant, a single class of secured claims and a single class of unsecured claims) against the Company and the Guarantors in respect of the Collateral in compliance with the priority of payments described in Section 4.05(a) above. Moreover, the Bridge Loan Agent, the Trustee, each Additional Secured Debt Representative and the Collateral Agent agree (on behalf of the

Noteholders, the Additional Secured Debt Holders and the Bridge Lenders which are deemed to agree) not to take actions, and not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action, objection or other proceeding or otherwise assert any position inconsistent with the intent of the first sentence of this Section 4.05(d).

(e) Non-Cash Distributions. If, in any bankruptcy, insolvency or liquidation case, any equity securities, debt securities or other non-cash consideration from the reorganized debtor is distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, the amount of such non-cash consideration to be distributed to each of the Series A-1 Noteholders, the Additional Secured Debt Holders and the Series A-2 Creditors, respectively, shall be determined in accordance with the priority of payment provisions set forth in Section 4.05(a) above and utilizing the valuation methodology set forth below. In addition, if, in any bankruptcy, insolvency or liquidation case, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Series A-1 Notes, on account of the Additional Secured Debt and on account of the Series A-2 Debt, then, to the extent the debt obligations distributed on account of the Series A-1 Notes, on account of the Additional Secured Debt and on account of the Series A-2 Debt are secured by Liens upon the same property, the priority of payments provisions described in Section 4.05(a) above will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to such debt obligations.

(f) Debtor-in-Possession. For purposes of these intercreditor agreements, all references to the Company or any Guarantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any bankruptcy, insolvency or liquidation case.

(g) Valuation Methodology. For purposes of any distribution hereunder, the value of any non-cash property, including any equity securities or debt securities (the “Non-Cash Property”) shall be equal to either the Current Market Price (as defined below) or the Fair Market Value (as defined below) of such Non-Cash Property and will be determined as follows.

(1) In the event that, in accordance with the provisions hereof, Non-Cash Property is to be distributed, the Collateral Agent shall first determine whether such Non-Cash Property is a security that is listed, admitted to trading or quoted on a national securities exchange or the NASDAQ National Market System (a “Marketable Security”), and, for each Marketable Security, its Current Market Price. The “Current Market Price” of a Marketable Security shall be deemed to be the average of the daily closing prices of such Marketable Security on the principal national securities exchange on which such Marketable Security is listed or admitted to trading or, if such Marketable Security is not so listed, the average daily closing bid prices of such Marketable Security on the NASDAQ National Market System if such Marketable Security is quoted thereon, in any such case, for the 20 consecutive trading days ending on the trading day immediately preceding the record day set by the Collateral Agent for the distribution of such Non-Cash Property.

(2) Upon determination by the Collateral Agent that the Non-Cash Property to be distributed is not a Marketable Security (or that it is a Marketable Security, but its Current Market Price cannot be determined pursuant to clause (1) above), each of (a) the Series A-1 Noteholders and the Additional Secured Debt Holders representing a majority of the then outstanding Aggregate Voting Credit with respect to the Series A-1 Notes and the Additional Secured Debt on the one hand and (b) the Series A-2 Creditors representing a majority of the then outstanding Aggregate Voting Credit with respect to the Series A-2 Debt on the other hand (for purposes of this Section 4.05(g), such Series A-1 Noteholders and the Additional Secured Debt Holders on the

one hand and such Series A-2 Creditors on the other hand shall be referred to as “One Party” and the “Other Party” and vice versa, and together they shall be referred to as the “Parties” and each one of them a “Party”), shall promptly, but in any case within 30 days of receipt of a notice from the Collateral Agent of such determination: (i) appoint a nationally recognized investment bank (an “Independent Financial Expert”) with experience in similar transactions (for instance, transactions of a comparable size and magnitude) to determine the Fair Market Value of the Non-Cash Property to be distributed, and (ii) cause the Independent Financial Expert so appointed by it, to prepare and to deliver to the Collateral Agent and the Other Party a written report (a “Value Report”) specifying such Fair Market Value.

(3) Should One Party fail to appoint an Independent Financial Expert or the Independent Financial Expert selected by such Party shall fail to deliver its Value Report within the time period specified above, then the Independent Financial Expert appointed by the Other Party shall alone determine the Fair Market Value of the Non-Cash Property to be distributed, which determination shall be conclusive for all purposes hereof.

(4) If the two Value Reports delivered by each Independent Financial Expert provide Fair Market Values such that the higher one is not more than 25% greater than the lower one, the average of the two values will be taken as the Fair Market Value of the Non-Cash Property to be distributed, which average shall be conclusive for all purposes of establishing such Fair Market Value hereunder.

(5) If the valuations specified in the two Value Reports differ by more than 25%, the Parties will jointly appoint an additional Independent Financial Expert (the “Third Independent Financial Expert”) to perform a third valuation and prepare a third Value Report (the “Third Value Report”). If the Parties are unable to promptly agree on the selection of the Third Independent Financial Expert, a body agreed to by both Parties or, absent such agreement, American Arbitration Association will be requested by the Collateral Agent to appoint the Third Independent Financial Expert to perform and deliver the Third Value Report, such Third Value Report to be delivered to the Collateral Agent and the Parties within 60 days of its appointment. The Third Independent Financial Expert may not be an investment bank that has performed significant work for the Company, its affiliates or any of the persons constituting Parties during the immediately preceding one year. The Third Independent Financial Expert shall not be appraised by either Party or the Collateral Agent of the two initial valuations prior to delivery of its own Value Report.

(6) If the Third Value Report has been delivered, the Fair Market Value of the Non-Cash Property to be distributed, will be equal to (i) if the Fair Market Value specified in the Third Value Report is in between the valuations specified on the two initial Value Reports, an amount equal to the average of the two valuations that are closest in amount, (ii) if the Fair Market Value specified in the Third Value is equal to or greater than the highest of the two valuations specified in the two initial Value Reports, an amount equal to the highest of such two initial valuations and (iii) if the Fair Market Value specified in the Third Value is equal to or lower than the lowest of the two valuations specified in the two initial Value Reports, an amount equal to the lower of such two initial valuations.

(7) The Company shall provide, and shall cause its subsidiaries to provide, all Independent Financial Experts with the same financial and operational information for conducting their valuation. The Company shall use, and shall cause its subsidiaries to use, commercially reasonable efforts to ensure that the information shall be complete and accurate in all material respects and that any forecasts shall be based on unbiased assessments made in good faith. The Company shall reasonably cooperate, and shall cause its subsidiaries to reasonably cooperate, fully with all Independent Financial Experts in the conduct of their valuation, including making management reasonably available and offering access to the premises of the Company and its subsidiaries to the Independent Financial Experts during regular business hours and on reasonable notice.

(8) “Fair Market Value” of the Non-Cash Property to be distributed, as of the date of determination, shall mean the price that a willing buyer would pay to a willing seller for the relevant Non-Cash Property, in an arm’s length transaction, with neither party being under any immediate obligation or need to consummate such transaction. The Fair Market Value shall be stated in U.S. dollars. Each Party shall each be responsible for all compensation of the Independent Financial Expert appointed by it and the costs of a Third Independent Financial Expert, if required, shall be borne by a Party whose valuation is not included in computing the final Fair Market Value.

Section 4.06 Sharing of Asset Sale Proceeds and Event of Loss Proceeds. In any circumstance when the Company applies any Net Proceeds of an Asset Sale (including any Excess Proceeds) or any Net Loss Proceeds of any Event of Loss (including any Excess Loss Proceeds) (in each case, as such terms or any substantially similar terms are defined in the Indenture, the Bridge Credit Agreement and the applicable Additional Secured Debt Document) to permanently reduce obligations under the Series A-1 Notes and the Series A-2 Debt, the Series A-1 Noteholders, the Series A-2 Creditors and the Additional Secured Debt Holders shall be entitled to share such Net Proceeds or Net Loss Proceeds, as the case may be, on a pro rata basis, in proportion to the principal amounts of the Senior Secured Notes, the Bridge Loans and Additional Secured Debt tendered. In any circumstance when the Collateral Agent receives any such Net Proceeds or Net Loss Proceeds, as the case may be, pursuant to any Note Document, Bridge Loan Document or Additional Secured Debt Document, and the Indenture, the Bridge Credit Agreement and the applicable Additional Secured Debt Document specify that all or a portion of such proceeds are to be applied to an “Asset Sale Proceeds Offer” or “Loss Proceeds Offer” (as such terms or any substantially similar terms are defined in the Indenture, the Bridge Credit Agreement and the applicable Additional Secured Debt Document), as the case may be, the Collateral Agent shall divide such proceeds among the Noteholders, Bridge Lenders and Additional Secured Debt Holders entitled to such right in proportion to the principal amounts of the Senior Secured Notes, the Bridge Loans and Additional Secured Debt tendered. The parties acknowledge that each of the Indenture and the Bridge Credit Agreement provides (and the Additional Secured Debt Documents may provide) that if the Noteholders and/or the Bridge Lenders and/or the Additional Secured Debt Holders do not accept Excess Proceeds or Excess Loss Proceeds (as such terms or any substantially similar terms are defined in the Indenture, the Bridge Credit Agreement and the applicable Additional Secured Debt Document), as the case may be, or Net Proceeds of an Asset Sale or Net Loss Proceeds of an Event of Loss (as such terms or any substantially similar terms are defined in the Indenture and the Bridge Credit Agreement and the applicable Additional Secured Debt Document) in the full amount to which they are entitled, the portion thereof which would otherwise have been applied to the redemption of the Senior Secured Notes or to the prepayment of the Bridge Loans or Additional Secured Debt in accordance herewith will be paid to the Company.

Section 4.07 Credit Bid Rights.

(a) If, during the continuance of an Event of Default, the Collateral Agent forecloses any of its Liens upon any Collateral, whether by public sale or private sale or judicial foreclosure or otherwise, and if directed by the Directing Creditors to exercise its credit bid rights as provided in this Section 4.07, the Collateral Agent, acting for and on behalf of the holders of Finance Obligations, shall be entitled (to the fullest extent it may lawfully do so) to use and apply then due and payable Finance Obligations as a credit on account of the purchase price payable by the Collateral Agent for any Collateral sold to the Collateral Agent at the corresponding foreclosure sale for all purposes related to bidding and making settlement or payment of the purchase price at such foreclosure sale.

(b) If, in connection with or, during the continuance of an Event of Default, in anticipation of any foreclosure of any of the Collateral Agent’s Liens upon any Collateral, Bridge Loans, Swap Obligations, Additional Secured Debt and Senior Secured Notes representing at least a majority in outstanding principal amount of Bridge Loans, Swap Obligations, Additional Secured Debt and Senior Secured Notes then outstanding are transferred to and registered in the name of a single transferee for purposes of facilitating or executing a bid for such Collateral at the corresponding foreclosure sale, such transferee shall be entitled (to the fullest extent it may lawfully do so) to use and apply all then due and payable Finance Obligations outstanding to such transferee as a credit on account of the purchase price payable by such transferee for any Collateral sold to such transferee at such foreclosure sale, for all purposes related to bidding and making settlement or payment of the purchase price at such foreclosure sale, but only if all Noteholders, Bridge Lenders, Additional Secured Debt Holders and Swap Creditors consent thereto or if:

(i) each Creditor has been offered the opportunity to transfer to such transferee any or all of the Senior Secured Notes, Bridge Loans, Additional Secured Debt and any Swap Obligations outstanding held by such Creditor on terms equivalent to the most favorable terms offered by such transferee to any Creditor for or in connection with any transfer of Bridge Loans, Swap Obligations, Additional Secured Debt or Senior Secured Notes to such transferee; and

(ii) effective provision is made (or found by order of a court of competent jurisdiction to have been made) for the pro-rata sharing among the Credit Classes of proceeds of the Collateral, even if the proceeds received by Creditors other than such transferee are different in kind (if reasonably equivalent in value with at least equivalent liquidity) from the proceeds to be realized by such transferee if it is the successful bidder at the foreclosure sale.

(c) Each of the Loan Parties hereby grants, confirms and agrees to cooperate with and permit the exercise and enforcement of the rights set forth in this Section 4.07.

ARTICLE V

CERTAIN OBLIGATIONS ENFORCEABLE BY THE LOAN PARTIES

Section 5.01 Release of Liens.

(a) Wtihout limiting its obligations set forth in the Collateral Documents, Bridge Loan Documents, Additional Secured Debt Documents and Note Documents, the Collateral Agent agrees for the benefit of the Loan Parties that if the Collateral Agent at any time receives a written certification signed by a Responsible Officer (an “Officer’s Certificate”) stating that the Collateral Agent is permitted or required (x) by the Indenture and the Bridge Credit Agreement, (y) by Section 8.13 of the Security Agreement or (z) pursuant to the instructions of the Directing Creditors, to release any property of any Loan Party described in such Officer’s Certificate from any Lien granted by a Collateral Document specified in such Officer’s Certificate, accompanied by the proposed instrument releasing such Lien as to such property, then, subject to Article VI, the Collateral Agent will (upon receipt of a written certification of a Responsible Officer of the Company that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) promptly and in any event within three Business Days thereafter, release such Lien upon such property by executing (and if necessary acknowledging in recordable form) such proposed instrument reasonably requested by the Loan Parties and delivering it to the applicable Loan Party requesting the same. Any such document shall be without recourse to or warranty by the Collateral Agent or the other Finance Parties.

(b) Any Collateral that is released automatically pursuant to Section 8.13 of the Security Agreement or any other Collateral Document shall be deemed to be automatically released under this Agreement without any action on the part of the Collateral Agent.

Section 5.02 Delivery of Copies to the Trustee, the Bridge Loan Agent, the Swap Representative and the Additional Secured Debt Representative. The Collateral Agent shall deliver to the Trustee, the Bridge Loan Agent, each Additional Secured Debt Representative and the Swap Representative requesting the same a copy of each Officer’s Certificate delivered to the Collateral Agent pursuant to Section 5.01, together with copies of all documents delivered to the Collateral Agent with such Officer’s Certificate. The Trustee, the Bridge Loan Agent, each Additional Secured Representative and the Swap Representative shall not be obligated to take notice thereof or to act thereon.

Section 5.03 No Actions to Address Exceptions. Each Creditor acknowledges that actions will not be taken to address the exceptions noted in Section 3.01 of the Security Agreement and that the Collateral Agent may not have a perfected security interest with respect to the matters specified therein.

ARTICLE VI

THE COLLATERAL AGENT

Section 6.01 No Implied Duty. The Collateral Agent shall not have any duties or responsibilities except those expressly assumed by it in this Agreement and the other Collateral Documents and shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the other Collateral Documents. Where the Collateral Agent is permitted but not required to take any action pursuant to any Collateral Document, the Collateral Agent may take any such action but shall have no obligation to take any such action without the direction of the Directing Creditors and the Collateral Agent shall not be liable to any party for not taking such action if the Directing Creditors have not directed the Collateral Agent to take such action. The Collateral Agent makes no representation as to the existence, validity, value, genuineness, perfection, priority or the collectability of any security or other document or other instrument held by or delivered to the Collateral Agent. The Collateral Agent shall not be called upon to advise any party as to the wisdom in taking or refraining to take any action with respect to the Collateral.

Section 6.02 Appointment of Co-Agents and Sub-Agents. The Collateral Agent may employ agents and appoint sub-agents or co-collateral agents as it determines appropriate in the performance of its duties hereunder. The Collateral Agent will exercise reasonable care in selecting any such agent, sub-agent or co-collateral agent but shall not otherwise be responsible or liable for any act or omission of any such agent, sub-agent or co-collateral agent.

Section 6.03 Other Agreements. The Collateral Agent has accepted and is bound by the Collateral Documents delivered to it as of the date of this Agreement and, subject to Section 7.01(b) and this Article VI, shall accept and be bound by all Collateral Documents delivered to it at any time after the date of this Agreement. The Collateral Agent shall not otherwise be bound by, or obligated to take cognizance of the provisions of, any agreement to which it is not a party, including the Bridge Credit Agreement, any Swap Agreements, any Additional Secured Debt Agreement and the Indenture. The Collateral Agent shall not be responsible for compliance with the terms of any Finance Document by any Loan Party and shall have no duty to monitor any such compliance.

Section 6.04 Solicitation of Instructions. The Collateral Agent may at any time solicit confirmatory instructions, including from the Directing Creditors or an order of a court of competent jurisdiction, as to any action which it may be requested or required to take, or which it may propose to take, in the performance of any of its obligations under this Agreement.

Section 6.05 Limitation of Liability. The Collateral Agent shall not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any Collateral Document, except for its own gross negligence or willful misconduct.

Section 6.06 Documents in Satisfactory Form. The Collateral Agent shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and upon substantive provisions reasonably satisfactory to it.

Section 6.07 Entitled to Rely. The Collateral Agent may rely conclusively upon any certificate, notice or other document (including any electronic transmission) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Agent may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by any Loan Party in compliance with the provisions of this Agreement or delivered to it by the Trustee, the Bridge Loan Agent or the Swap Representative as to the Creditors whose action or consent is required for an instruction of Directing Creditors, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an officers’ certificate or an opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such officers’ certificate or opinion of counsel as to such matter. The Collateral Agent may request an opinion of counsel, a certificate of a Responsible Officer, or both, at any time when it is required or requested to take any action (other than pursuant to Sections 2.04, 3.02, 5.01, 6.03 and 7.03(d) hereof or any similar provision of any Collateral Document) hereunder or under any Collateral Document stating that such action is permitted or authorized pursuant to the terms hereof and of the Finance Documents and that all conditions precedent to the taking of such action have been complied with and the Collateral Agent may rely conclusively on such officer’s certificate or opinion of counsel with respect thereto.

Section 6.08 Events of Default. The Collateral Agent shall not be required to inquire as to the occurrence or absence of any Event of Default under the Indenture, the Bridge Credit Agreement, the Additional Secured Debt Agreements, the Swap Agreements or any other Finance Document and shall not be affected by or required to act upon any notice or knowledge as to the occurrence of any Event of Default unless and until it receives a notice pursuant to Section 4.02.

Section 6.09 Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement, the Collateral Agent shall act or refrain from acting as directed by the Directing Creditors and shall be fully protected in doing so.

Section 6.10 Security or Indemnity in Favor of the Collateral Agent. The Collateral Agent shall not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity which it, in its discretion, deems sufficient against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. The Loan Parties hereby jointly and severally agree to provide such security or indemnity to the Collateral Agent promptly upon request by the Collateral Agent therefor.

Section 6.11 Resignation or Removal of the Collateral Agent. (i) The Collateral Agent may resign at any time by giving not less than 45 days’ notice of resignation to the Trustee, the Bridge Loan Agent, the Additional Secured Debt Representative, any Swap Representative known to it, and the Company, and (ii) the Collateral Agent may be removed at any time, with or without cause, pursuant to the instructions of the Directing Creditors. If the Collateral Agent on the date of this Agreement resigns at any time, the Trustee shall automatically succeed to all the rights and obligations of Bank of America as the Collateral Agent hereunder and the Collateral Documents and shall become a successor Collateral Agent for all intents and purposes hereunder and under the Collateral Documents without any further action by any party. In addition, notwithstanding anything else herein to the contrary, when all Loans under (and as defined in) the Bridge Credit Agreement have been repaid in full, the Trustee shall automatically succeed to all the rights and obligations of Bank of America as the Collateral Agent hereunder and the Collateral Documents and shall become a successor Collateral Agent for all intents and purposes hereunder and under the Collateral Documents without any further action by any party.

Section 6.12 Appointment of Successor Collateral Agent. Upon any resignation or removal of Bank of America as Collateral Agent, the Trustee shall automatically replace Bank of America as Collateral Agent. Upon any resignation or removal of any Collateral Agent other than Bank of America, a successor Collateral Agent may be appointed by the Trustee, the Bridge Loan Agent and the Additional Secured Debt Representative, acting jointly, or by the instructions of the Directing Creditors, in each case with the consent (not to be unreasonably withheld) of the Company; provided that such consent shall not be required if the successor Collateral Agent is the Trustee or the Bridge Loan Agent or any Additional Secured Debt Representative. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 45 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which shall be a bank or trust company (i) authorized to exercise corporate trust powers, (ii) acceptable to the Trustee, the Bridge Loan Agent and the Additional Secured Debt Representative (or, if the Term Debt Obligations have been repaid in full, the Swap Representative), (iii) having a combined capital and surplus of at least $50,000,000 and (iv) maintaining an office in New York, New York.

Section 6.13 Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(i) such Person shall succeed to and become vested with either all the rights, powers, privileges and duties of the predecessor Collateral Agent or such other rights, powers, privileges and duties as may be agreed in writing at the time of appointment, and upon appointment of such Person as Collateral Agent the predecessor Collateral Agent shall be discharged from its duties and obligations hereunder, and

(ii) the predecessor Collateral Agent, upon payment of all amounts owed to it, shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Collateral or under the Collateral Documents.

Thereafter the predecessor Collateral Agent shall remain entitled to enforce the immunities granted to it in this Article VI.

Section 6.14 Indenture Protections. The Collateral Agent shall be deemed to possess all of the rights and protections provided to the Trustee under the Indenture, including without limitation all of the rights provided to the Trustee in Sections 7.02, 7.03, 7.04 and 7.07 of the Indenture, and all of the rights and protections provided in Section 10.11 of the Indenture. Without limiting the generality of Section 6.01, except as expressly set forth in this Agreement, the Collateral Agent shall have no duties or obligations to the Bridge Loan Agent, the Bridge Lenders, any Loan Parties, the Trustee, the holders of any Series A-1 Senior Secured Notes or Series A-2 Senior Secured Notes, any Additional Secured Debt Holders or any Additional Secured Debt Representative (including, without limitation, any fiduciary obligations). Each of the Bridge Loan Agent, the Bridge Lenders, any Loan Parties, the Trustee, the holders of any Series A-1 Senior Secured Notes or Series A-2 Senior Secured Notes, any Additional Secured Debt Holders and any Additional Secured Debt Representative acknowledges and agrees that (i) entering into this Agreement is an arm’s-length transaction among the parties hereto, and the parties hereto are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, the Collateral Agent is and has been acting solely as a principal and is not the agent or fiduciary of any of the parties hereto, the Bridge Lenders or the holders of any Series A-1 Senior Secured Notes or Series A-2 Senior Secured Notes or their respective affiliates, stockholders, creditors or employees or any other party; (iii) without limiting the generality of Section 2.06, the Collateral Agent has not assumed and will not assume an advisory or fiduciary responsibility in favor of any party with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Collateral Agent or its affiliates has advised or is currently advising any other party on other matters) or any other obligation to any party other than the obligations expressly set forth in this Agreement; (iv) the Collateral Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the other parties hereto and the Collateral Agent has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Collateral Agent not provided any legal, accounting, regulatory or tax advice with respect to any offering of securities or lending transaction and the parties hereto have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Amendment.

(a) This Agreement may be amended or supplemented from time to time by the written agreement of the Loan Parties and the Collateral Agent, acting pursuant to the instructions of the Directing Creditors if so required pursuant to Article III and in compliance with Section 3.02.

(b) Notwithstanding anything contained herein or in any Collateral Document, any Collateral Document or amendment or supplement to any Collateral Document that, in each case, imposes any obligation upon the Collateral Agent not contemplated by this Agreement or adversely affects the rights of the Collateral Agent in its individual capacity will become effective only with the consent of the

Collateral Agent in its individual capacity. The Collateral Agent shall promptly receive copies of all Collateral Documents and all amendments and supplements thereto.

Section 7.02 [Reserved]

Section 7.03 Successors and Assigns; Additional Trustee or Agent Joinder.

(a) This Agreement is legally binding upon and enforceable against the Collateral Agent. Except as provided in Section 6.02 or in any Collateral Document, the Person acting as Collateral Agent may not, in its individual capacity, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Collateral Agent hereunder shall inure to the benefit of, and be enforceable by, the Trustee, the Bridge Loan Agent, the Additional Secured Debt Representative, the Swap Representative and each present and future holder of Finance Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

(b) This Agreement is further binding upon each of the Loan Parties and their respective successors. No Loan Party may delegate any of its duties or assign any of its rights hereunder without prior written consent pursuant to Section 3.02(b), and any attempted delegation or assignment of any such duties or rights shall be void.

(c) The obligations of the Collateral Agent set forth in Sections 5.01 and 5.02 of this Agreement shall also be enforceable by the Loan Parties directly affected by any breach thereof and their respective successors and assigns.

(d) Upon the Loan Parties’ entering into any additional indenture or agreement constituting the “Indenture”, the “Bridge Credit Agreement” or the “Additional Secured Debt Agreement” pursuant to the definitions thereof, as the case may be, a trustee or an agent under such indenture or agreement shall become a party to this Agreement by executing and delivering its written agreement substantially in the form of Exhibit A hereto (the “Joinder”), for the enforceable benefit of the Collateral Agent, the Swap Creditors, the Bridge Loan Agent, each Additional Secured Debt Representative and the Trustee, that: (i) all Finance Obligations shall be and are secured equally and ratably by all Liens and all Collateral at any time granted by the Loan Parties to secure any Finance Obligations; (ii) all such Liens shall be enforceable by the Collateral Agent for all holders of Finance Obligations equally and ratably (subject to Section 4.05); (iii) such trustee or agent on behalf of the applicable debtholders consents to and will be bound by the provisions of this Agreement including those relating to the order of application of proceeds from enforcement of the Collateral Agent’s Liens upon the Collateral; (iv) such trustee or agent consents to and directs the Collateral Agent to perform its obligations under this Agreement and (v) such trustee or agent is authorized by the requisite debtholders (which authorization may be set forth in the relevant indenture or agreement) to execute the Joinder. Upon execution of the Joinder, such trustee or agent shall automatically become a party to this Agreement with the same force and effect as if an original party hereunder. The execution and delivery of such Joinder shall not require the consent of any other Finance Party hereunder.

(e) The Company may from time to time designate, by notice to the Collateral Agent, the Bridge Loan Agent, the Trustee and each Additional Secured Debt Representative (such notice, the “Designation”), additional obligations (whether outstanding on the date of such designation or on a prospective “when issued basis”) as “Additional Secured Debt”, identifying the relevant “Additional Secured Debt Representative”, which is secured by the Collateral and entitled to be treated with respect thereto pursuant to this Intercreditor Agreement (it being understood that if such notice is prospective such designation is contingent upon the issuance or incurrence of the related obligations in compliance with this Agreement); provided that such Additional Secured Debt must satisfy the requirements specified in clauses (i) and (ii) of the definition thereof and that the Additional Secured Debt Representative must execute and deliver a Joinder as required by
Section 7.03(d).

Section 7.04 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Collateral Documents shall impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.05 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Agent:	100 North Tryon Street, NC1-007-17-15, Charlotte, North Carolina, 28255, Attention of Renee Blackmore (Telecopy No. 704-719-5450)

If to the Bridge Loan Agent:	1455 Market Street, CA5-701-05-19, San Francisco, California 94103, Attention of Kevin Ahart (Telecopy No. 415-503-5000)

If to the Trustee:	U.S. Bank National Association, EP-MN-WS3C 60 Livingston Avenue, St. Paul Minnesota 55107-1419, Attention of Corporate Trust Services, Raymond S. Haverstock (Telecopy No. 651-495-8097)

If to the Swap Representative:	At is address in the Sharing Confirmation

To any additional trustee or agent, joining pursuant to Section 7.03(d):	At its address in the Joinder

If to any Loan Party:	c/o Apria Healthcare Group Inc., 26220 Enterprise Court, Lake Forest, California, Attention of General Counsel (Telecopy No. 949-639-4332)

If to any Additional Secured Debt Representative:	At the address in the Joinder

Unless it has actual knowledge (including by way of written notice from a Swap Creditor or the Swap Representative) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence. Each notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to the Collateral Agent, the Trustee, any Additional Secured Debt Representative or the Bridge Loan Agent shall be effective unless and until received by its officer responsible for the administration of the transaction contemplated hereby. Each party may change its address for notice hereunder to any other location within the continental United States by giving written notice thereof to the other parties as set forth in this Section 7.05.

Section 7.06 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.07 [Reserved]

Section 7.08 [Reserved]

Section 7.09 Obligations Secured. All obligations of the Loan Parties set forth in or arising under this Agreement shall be Finance Obligations and are secured by all Liens granted by the Collateral Documents.

Section 7.10 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, shall not in any way be affected or impaired thereby. If any provision of this Agreement limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that is required under the Trust Indenture Act to be part of and govern any provision of the Indenture, such provision of the Trust Indenture Act shall control. If any provision of this Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or excluded.

Section 7.11 Governing Law; Jurisdiction Etc.

(a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE BRIDGE LOAN AGENT, THE COLLATERAL AGENT OR THE TRUSTEE MAY OTHERWISE HAVE TO BRING ANY ACTION

OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.05. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 7.12 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY BRIDGE LOAN DOCUMENT OR ANY NOTE DOCUMENT IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY BRIDGE LOAN DOCUMENT OR NOTE DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.13 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement, except when used to reference such sections.

Section 7.14 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart thereof. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written or telephonic notification of such execution and authorization of delivery thereof.

Section 7.15 ABL Intercreditor Agreement. Reference is made to the Lien Subordination and Intercreditor Agreement, dated as of October 28, 2008, among Bank of America, N.A., as collateral agent for the Revolving Facility Secured Parties referred to therein and Bank of America, N.A., as collateral agent for the Term Debt Secured Parties referred to therein, Sky Acquisition LLC, Sky Merger Sub Corporation, Apria Healthcare Group Inc. and the subsidiaries of Apria Healthcare Group Inc. named therein (the “ABL Intercreditor Agreement”). Each of the Bridge Loan Agent, the Collateral Agent and the Trustee (a) consents to the subordination of Liens provided for in the ABL Intercreditor

Agreement and (b) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement. The foregoing provisions are intended as an inducement to the lenders under the ABL Facility to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

APRIA HEALTHCARE GROUP INC.

By:	/s/ Chris A. Karkenny
Name: Chris A. Karkenny
Title: Executive Vice President and Chief
Financial Officer

COLLATERAL AGENT:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:	/s/ Kevin L. Ahart
Name: Kevin L. Ahart
Title: Vice President

BRIDGE LOAN AGENT:

BANC OF AMERICA BRIDGE LLC,
as Administrative Agent

By:	/s/ David H. Strickert
Name: David H. Strickert
Title: Senior Vice President

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

[Intercreditor and Collateral Agency Agreement]